UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2023

Xerox Holdings Corporation
Xerox Corporation
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	00104471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (203)
849-5216

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Xerox Holdings Corporation Common Stock, $1 par value	XRX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 28, 2023, Xerox Corporation (“Xerox”), as borrower, its parent company, Xerox Holdings Corporation (the “Company”) and certain of Xerox’s subsidiaries, as guarantors, entered into a Credit Agreement (the “Credit Agreement”) with Jefferies Finance LLC (“Jefferies Finance”), as the Administrative Agent, Collateral Agent and Lender pursuant to which Jefferies Finance provided Xerox with a $555,000,000 loan facility (the “Loan Facility”), a portion of the proceeds of which were used to finance the repurchase of an aggregate of 34,245,314 shares of the Company’s common stock, par value $1.00 per share (the “Common Shares”), at a price per Common Share of $15.84 (the “Share Purchase”), from Carl C. Icahn and certain of his affiliates pursuant to the terms of the purchase agreement related thereto, thereby fully settling the share purchase transactions described in the Company’s Current Report on Form
8-K,
dated September 28, 2023.
The Loan Facility will bear interest at an annual rate of 8.50%, payable monthly in arrears, which rate will be increased by 0.25% every 90 days, subject to a total cap. Xerox’s obligations under the Credit Agreement are initially unsecured obligations and are supported by guarantees from the Company and its Canadian and English subsidiaries that guarantee Xerox’s obligations under its senior secured asset-based revolving credit agreement, dated as of May 22, 2023, among Xerox, as borrower, the Company, Citibank, N.A., as administrative agent and collateral agent and the lenders party thereto (the “ABL Facility”, and such guarantors, the “ABL Foreign Guarantors”). On and after November 30, 2023, if any amounts under the Loan Facility remain outstanding at such time, Xerox’s obligations under the Credit Agreement will also be guaranteed by each of its material domestic subsidiaries (subject to certain exclusions and exceptions) and secured by (i) a second priority lien on all working capital assets of Xerox, the ABL Foreign Guarantors and such additional domestic guarantors and (ii) a first priority lien on substantially all other assets of Xerox, the ABL Foreign Guarantors and such additional domestic guarantors. The Loan Facility will mature on the five-year anniversary of the closing date.
The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default substantially similar with such provisions contained in Xerox’s ABL Facility.
Xerox anticipates refinancing the Loan Facility with permanent financing instruments in the near term. Nothing contained herein shall constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any such instruments.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed herewith as exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form
8-K
is incorporated by reference into this Item 2.03.

Item 8.01	Other Events .
As disclosed in Item 1.01 above, on September 28, 2023, Xerox completed the Share Purchase. In connection therewith and as previously disclosed, the resignations of Messrs. Lynn, Miller and Nelson from the Board of Directors of Xerox and the Company became effective, and Scott Letier became the Chairman of the Board of Directors of each of Xerox and the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Credit Agreement, dated September 28, 2023, by and among Xerox Holdings Corporation, Xerox Corporation, the guarantors from time to time parties thereto, the lending institutions from time to time parties thereto as lenders and Jefferies Finance LLC, as the Administrative Agent, Collateral Agent and a Lender.

104	Cover Page Interactive Data File - The cover page from the Company’s Current Report on Form 8-K filed on September 29, 2023 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xerox Holdings Corporation

Date: September 29, 2023	By:	/s/ Flor M. Colon
	Name:	Flor M. Colon
	Title:	Secretary

Xerox Corporation

Date: September 29, 2023	By:	/s/ Flor M. Colon
	Name:	Flor M. Colon
	Title:	Secretary